UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule

14a-5(d) (1))

☐ Definitive Information Statement

DECENTRAL LIFE, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable
	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

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DECENTRAL LIFE, INC.

6400 S Fiddlers Green Circle, Suite 1180

Greenwood Village, Colorado 80111

June 10, 2023

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Decentral Life, Inc. (p/k/a Social Life Network, Inc.) (the “Company”). On the Effective Date of May 31, 2023, the Company’s Board of Directors (the “Board”) completed the approval, and recommended the approval by our stockholders by majority consent vote, of the following corporate action (the “Corporate Action”):

To approve an amendment to the Company’s Articles of Incorporation providing for the approval of a reverse stock split of our issued and outstanding shares of Common Stock at a range of 100 to 1 and 50,000 to 1 (the “Reverse Stock Split) at the sole discretion of the Board within 24 months from the date of the Board Resolution approving the Reverse Stock Split.

One of our stockholders, holding over 51% of our voting power on May 31, 2023 (the “Record Date”), approved the Corporate Action by written consent in lieu of a special meeting of stockholders.

As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Action.

For the Board of Directors of

DECENTRAL LIFE, INC.

By:	/s/ Ken Tapp
Ken Tapp
CEO and Director

DECENTRAL LIFE, INC.

6400 S Fiddlers Green Circle, Suite 1180

Greenwood Village, Colorado 80111

June 10, 2023

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2

THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the May 31, 2023 shareholder consent, by a vote of stockholders holding over 51% of the Company’s voting power in approval of the adoption of the Corporate Action to effect a Reverse Stock Split as set forth below (the “Corporate Action”). The purpose of this Information Statement is to provide notice that the Consenting Shareholder representing 57.5% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate action (the “Corporate Action”):

To approve an amendment to the Company’s Articles of Incorporation providing for the approval of a reverse stock split of our issued and outstanding shares of Common Stock at a range of 5,000 to 1 and 50,000 to 1 (the “Reverse Stock Split”) at the sole discretion of the Board within 24 months from the date of the Board Resolution approving the Reverse Stock Split.

The foregoing Corporate Action will be taken no sooner than 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of this Corporate Action and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of this Corporate Action.

Expenses in connection with the distribution of this Information Statement will be paid by the Company.

This Information Statement is being mailed on or about June 10, 2023 to all Stockholders of record as of the Record Date.

VOTE REQUIRED, MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Action of at least 51% of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Action cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about June 30, 2022.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date of May 31, 2023, there were 7,394,792,892 shares of our Common Stock issued and outstanding, 100,000,000 shares of Class B Common Stock Shares holding 100 votes per share, and 0 shares of Series A Preferred Stock issued and outstanding. For the approval of the Corporate Actions, the Company received written consents from 1 stockholder of the Company holding 57.5% of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the Record Date. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name	Shares of Stock Beneficially Owned	Percent of Class	Voting Rights	Total Voting %
Common Stock
Ken Tapp (1)	0	—	—	—
Media Star Productions c/o Brian Lazarus (2)	5,000,000	<1%	5,000,000	<1%
Britt Glassburn (3)	1,283,333	<1%	1,283,333	<1%
Gregory Todd Markey (4)	1,000,000	<1%	1,000,000	<1%
Lynn Murphy (5)	608,333	<1%	608,333	<1%

All beneficial owners as a group (2 persons)	7,891,666	<1%	7,891,666	<1%

Class B Common Stock (6)

Ken Tapp (1)	100,000,000	57.5%	10,000,000,000	57.5%
All beneficial owners as a group (5 persons)

Total Voting Rights of Beneficial Owners

Notes

(1)	Ken Tapp has been the Chief Executive Officer and Chairman since the inception of the Company.
(2)	Brian Lazarus has been a Director since January 21, 2020.
(3)	Britt Glassburn has been a Director since January 21, 2020.
(4)	Gregory Todd Markey has been a Director since January 21, 2020.
(5)	Lynn Murphy has been a Director since January 21, 2020.
(6)	Holders of the Class B Common Stock are entitled to voting rights equal to exactly 100 votes per each 1 share held

PROPOSAL

To approve the Amended Articles of Incorporation providing for the approval of a reverse stock split of our issued and outstanding shares of Common Stock at a range of 100 to 1 and 50,000 to 1 (the “Reverse Stock Split) at the sole discretion of the Board within 24 months from the date of the Board Resolution approving the Reverse Stock Split.

The Board believes that the Reverse Stock Split will help prepare the Company to meet the listing requirements of NASDAQ, NYSE, or similar exchange that requires a minimum stock price that is currently higher than our stock price at the time of this filing. We believe that a listing on such exchange can help provide benefit to our current stockholders by improving liquidity and increasing the appeal of our stock to a larger group of retail and institutional shareholders and investors.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT OPTION WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTEREST IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. Under this reverse stock split each shares of our Common Stock will be automatically converted into 1 share of Common Stock within the range of the Reverse Stock Split (100 to 1 and 50,000 to 1). To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.

However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 10,100,000,000 shares of Common Stock as of the Record Date to a range of approximately 101,000,000 and 202,000 shares (depending on the number of fractional shares that are issued or cancelled and depending on the final ratio within the specified range). The Reverse Stock Split will affect the shares of the Series of Preferred Stock, of which 0 shares of Series A Preferred Stock are issued and outstanding, and the shares of the Class B Common Stock.

FRACTIONAL SHARES

We will not issue fractional certificates for post- Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre- Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT BEING ASKED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of their particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation). In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

The exchange of pre-split shares for post-split shares should not result in recognition of

●	gain or loss for federal income tax purposes.
●	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.
●	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.
●	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

We believe that the Company should not recognize gain or loss as a result of the Reverse Stock Split. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Stockholders of record of the Common Stock as of the Record Date shall have their total shares reduced on the basis of one post-split share of Common Stock for every 100 to 50,000 pre-split shares outstanding. This action has been unanimously approved by the Board and the written consent of the holder of over 51% of the common stock shares outstanding.

CORPORATE ACTION AND EFFECTIVE TIME

Upon the effectiveness of this Information Statement and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall seek the approval of FINRA. Upon effectiveness of this Information Statement and on a date that is no sooner than twenty (20) days following the mailing of this Information Statement and within 24 months of such mailing, with such date to be determined within that time frame at the sole discretion of the Board, the Company shall file the corporate action with FINRA to approve the Reverse Stock Split and upon approval from FINRA shall file with the State of Nevada a Certificate of Change Pursuant to NRS 78.209 as required by the State.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 6400 S. Fiddlers Green Circle, Suite 1180, Greenwood Village, Colorado 80111, or by calling (855) 933-3277. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

SPACE LEFT INTENTIONALLY BLANK. SIGNATURES TO FOLLOW.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

DECENTRAL LIFE, INC.

By:	/s/ Ken Tapp
Ken Tapp CEO and Director